UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2013, Casey’s General Stores, Inc. (the “Company”) entered into a Note Purchase Agreement, dated as of June 17, 2013 (the “Note Agreement”), with The Prudential Insurance Company of America, The Gibraltar Life Insurance Co., Ltd., Farmers Insurance Exchange, Mid Century Insurance Company, New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C), New York Life Insurance Company, New York Life Insurance and Annuity Corporation, ING USA Annuity and Life Insurance Company, Reliastar Life Insurance Company, ING Life Insurance and Annuity Company, Reliastar Life Insurance Company of New York, Security Life Of Denver Insurance Company, Leo 2013-1 LLC, Metropolitan Life Insurance Company, General American Life Insurance Company, MetLife Investors USA Insurance Company, Metropolitan Tower Life Insurance Company, MetLife Alico Life Insurance K.K., and Union Fidelity Life Insurance Company (collectively, the “Purchasers”) relating to the issuance by the Company of $200,000,000 aggregate principal amount of Senior Notes consisting of (1) $150,000,000 aggregate principal amount of 3.67% Senior Notes, Series A, due June 15, 2028 (the “Series A Notes”) and (ii) $50,000,000 aggregate principal amount of 3.75% Senior Notes, Series B, due December 18, 2028 (the “Series B Notes,” and, together with the Series A Notes, the “Notes”). The Company intends to use the proceeds of the Notes for store constructions, remodels and acquisitions and other working capital purposes.

The Series A Notes were issued on June 17, 2013 and will bear interest at the rate of 3.67% per annum from the date thereof, payable semi-annually on December 17 and June 17 of each year. The Series A Notes mature on June 15, 2028.

The Series B Notes will be issued on December 17, 2013 and will bear interest at the rate of 3.75% per annum from the date thereof, payable semi-annually on June 17 and December 17 of each year. The Series B Notes will mature on December 18, 2028.

The Note Agreement requires the Company to make mandatory prepayments of principal of the Notes on the dates and in the principal amounts following:

Series A Notes	Series B Notes
6/17/2022 - $15 million	12/17/2022 - $5 million
6/17/2023 - $24 million	12/17/2023 - $8 million
6/17/2024 - $24 million	12/17/2024 - $8 million
6/17/2025 - $24 million	12/17/2025 - $8 million
6/17/2026 - $24 million	12/17/2026 - $8 million
6/17/2027 - $24 million	12/17/2027 - $8 million

In addition to the mandatory prepayments, the Company also may at any time or from time to time prepay all or a portion of the Notes, in an amount not less than $2,000,000. Any such optional prepayment shall be at a price equal to 100% of the principal amount so prepaid plus the Make-Whole Amount (as defined in the Note Agreement) determined for the date of prepayment with respect to such principal amount. Any optional prepayment of less than all of the Notes outstanding shall be allocated pro rata among all of the Notes then outstanding.

The Note Agreement provides that, in the event of a Change of Control (as defined in the Note Agreement), each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the repurchase date. The Note Agreement includes representations and warranties by the Company to the Purchasers, and certain affirmative covenants addressing, among other matters, the maintenance of the Company’s corporate existence, compliance with laws and the provisions of certain financial information and reports to the Purchasers. The Note Agreement also includes certain financial covenants, including a maximum indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, a minimum fixed charge coverage ratio and a minimum consolidated net worth test. In addition, the Company agrees to be bound by certain negative covenants while the Notes are outstanding, which include, among other matters, limitations on consolidated total debt and priority debt, limitations on liens, limitations on mergers or consolidations, and limitations on sales of assets. Upon the occurrence of an Event of Default (as defined in the Note Agreement), the Purchasers may declare the entire principal amount of the Notes, together with the Make-Whole Amount described in the Note Agreement and all accrued interest at the Default Rate (defined in the Note Agreement), to be immediately due and payable. Events of Default include, among other matters, nonpayment of the principal of or interest on the Notes when due, a breach of any of the covenants of the Company contained in the Note Agreement, bankruptcy, reorganization or insolvency events involving the Company and any representations or warranty of the Company contained in the Note Agreement proving to have been false or incorrect when made.

Attached hereto as Exhibit 4.10 and incorporated herein by reference is a copy of the Note Agreement and the schedules and exhibits thereto. The foregoing description of the Notes is qualified in its entirety by reference to the Note Agreement and the form of Notes attached thereto.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 17, 2013, in conjunction with the issuance of the Series A Notes, the Company and UMB Bank, n.a. (“UMB”) agreed to the cancellation and return of the Company’s $25 million Promissory Note held by UMB to evidence the increase in the principal amount of the Company’s line of credit arrangements with UMB to the aggregate amount of $125 million, described in the Current Report on Form 8-K filed by the Company on February 12, 2013. Following the cancellation of this Promissory Note, the Company has outstanding two other Promissory Notes held by UMB in the aggregate principal amount of $100 million, evidencing the Company’s continuing line of credit arrangements with UMB. Those Promissory Notes are described in the Current Report on Form 8-K filed by the Company on May 23, 2011.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.10	Note Purchase Agreement, dated as of June 17, 2013, between Casey’s General Stores, Inc. and the Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: June 18, 2013	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description

4.10	Note Purchase Agreement, dated as of June 17, 2013, between Casey’s General Stores, Inc. and the Purchasers named therein.